Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS ANNOUNCES

FIRST QUARTER 2019 FINANCIAL RESULTS

TOANO, Va., April 30, 2019 – Lumber Liquidators (NYSE: LL), a leading specialty retailer of hard-surface flooring in North America, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Results

Net sales for the first quarter of 2019 increased $4.4 million, or 1.7%, to $266 million as compared to the first quarter of 2018. Net sales from stores open less than 13 months were $6.4 million for the first quarter of 2019. However, net sales in comparable stores decreased $2 million, or 0.8%, as compared to the first quarter of 2018, as a slight decline in merchandise sales was partially offset by the expansion of installation services. The Company opened two new stores and closed two stores in the first quarter of 2019.

Gross profit decreased 1.4% in the first quarter of 2019 to $94 million as compared to the comparable period in 2018. Gross margin decreased to 35.2% in the first quarter of 2019 from 36.3% in the first quarter of 2018, primarily driven by higher tariff costs on products originating in China, which were partially offset by an improved mix of higher-margin manufactured products and lower warranty costs. Gross margin for the first quarter was 35.2%, which was up 10 basis points from the equivalent figure from the fourth quarter of 2018. Although the improvement was small, it is comprised of more than 100 basis points of further negative tariff effect more than fully offset by small benefits across several elements, including cost-mitigation efforts, transportation and merchandise warranty costs.

Selling, general and administrative (“SG&A”) expenses increased 0.6% in the first quarter of 2019 to $97 million from $96 million in the comparable period in 2018 but included certain costs in both years related to investigations and lawsuits. Excluding these items as shown in the table that follows, Adjusted SG&A (a non-GAAP measure) increased $1.6 million primarily as a result of increases in payroll and occupancy costs reflecting the full-year effect of opening 18 new stores during the preceding four quarters offset by slightly lower advertising.

Operating loss was $3.4 million and $1.4 million for the three months ended March 31, 2019 and 2018, respectively. Excluding the SG&A items discussed above and summarized in the table below, Adjusted Operating Loss (a non-GAAP measure) was $1.1 million for the first quarter of 2019, compared to Adjusted Operating Income (a non-GAAP measure) $1.9 million for the first quarter of 2018. The most significant driver of the change was the tariff-laden decrease in the Company’s margin.

Net loss for the three months ended March 31, 2019 was $4.9 million, or $0.17 per diluted share, compared to a net loss of $2 million, or $0.07 per diluted share, for the three months ended March 31, 2018.

As announced in the Company’s Form 8-K dated March 29, 2019, the Company entered into an amended credit agreement (the “Credit Agreement”), comprised of an increase in availability to $175 million under the revolver and a new first in-last out $25 million term loan (the “FILO Term Loan”), for a total of $200 million in availability. As of March 31, 2019, the Company had $42 million outstanding under the revolver and $25 million outstanding under the FILO Term Loan, which collectively, is up slightly from year-end. Considering these borrowings, at March 31, 2019, the Company had $130 million in liquidity, comprised of $17 million of cash and cash equivalents and availability under the Credit Agreement of $113 million.

Dennis Knowles, Chief Executive Officer, commented, “With key legacy product legal issues behind us, we have moved quickly to execute our transformation strategy and accelerate growth initiatives. In the first quarter, we continued to see strong performance across our Installation and Pro businesses while making progress against our commitment to focus on customer engagement. This includes enhancing our digital presence and omni-channel approach, and modernizing our marketing efforts through a new advertising agency partnership. Furthermore, our new larger store concept has yielded attractive returns for our initial prototype and we are excited to launch similar test formats in other markets throughout the year. As we look ahead, we are confident we have the right balanced approach to drive profitable growth, which supported by a strong balance sheet and capital allocation framework, will ultimately deliver long-term shareholder value.”

2019 Outlook

The Company reaffirmed its 2019 full-year expectations as follows:

•	Total revenue growth percentage in the mid-single digits;
•	Comparable store sales growth percentage flat to low-single digits;
•	Adjusted Operating Margin (a non-GAAP measure) of 1.9% to 2.4%;
•	Opening 10 to 15 new stores during the year; and
•	Capital spending of $15 to $18 million.

Conference Call and Webcast Information

The Company plans to host a conference call and audio webcast on April 30, 2019, at 8:00 a.m. Eastern Time. The conference may be accessed by dialing (877) 407-9039 or (201) 689-8470. A replay will be available approximately two hours after the call ends through May 7, 2019 and may be accessed by dialing (844) 512-2921 or (412) 317-6671 and entering pin number 13689498. The live conference call and replay can also be accessed via audio webcast at the Investor Relations section of the Company’s website, www.LumberLiquidators.com.

About Lumber Liquidators

With 413 locations, Lumber Liquidators is one of North America's leading specialty retailers of hard-surface flooring. The Company features more than 400 varieties of floors in the latest styles, including solid and engineered hardwood, bamboo, cork, laminate, waterproof vinyl plank and porcelain tile flooring. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain new floors. Every location is staffed with flooring experts who can provide advice, pro services and installation options for all of Lumber Liquidators' products, much of which is in stock and ready for delivery.

Learn more about Lumber Liquidators:

•	Commitment to compliance, quality and the communities it serves: https://www.lumberliquidators.com/quality.
•	Corporate giving: LayItForward.LumberLiquidators.com.
•	Follow on social media: Facebook, Instagram and Twitter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks include, without limitation, the impact on us of any of the following:

•	the outcomes of legal proceedings, and the related impact on liquidity;
•	reputational harm;
•	obligations related to and impacts of new laws and regulations, including pertaining to tariffs;
•	obtaining products from abroad, including the effects of tariffs, as well as the effects of antidumping and countervailing duties;
•	obligations under various settlement agreements and other compliance matters;
•	disruptions related to our corporate headquarters relocation;
•	impact of the Tax Cuts and Jobs Act;
•	inability to open new stores, find suitable locations for our new store concept, and fund other capital expenditures;
•	inability to execute on our key initiatives or such key initiatives do not yield desired results;
•	managing growth;
•	transportation costs;
•	damage to our assets;
•	disruption in our ability to distribute our products;
•	operating stores in Canada and an office in China;
•	managing third-party installers and product delivery companies;
•	renewing store or warehouse leases;
•	having sufficient suppliers;
•	our, and our suppliers’, compliance with complex and evolving rules, regulations, and laws at the federal, state, and local level;
•	disruption in our ability to obtain products from our suppliers;
•	product liability claims;
•	availability of suitable hardwood, including due to disruptions from the impacts of severe weather;
•	changes in economic conditions, both domestic and abroad;
•	sufficient insurance coverage;
•	access to capital;
•	disruption due to cybersecurity threats;
•	the handling of confidential customer information, including the impacts from the California Consumer Privacy Act;
•	management information systems disruptions;
•	alternative e-commerce offerings;
•	our advertising strategy;
•	anticipating consumer trends;
•	competition;
•	impact of changes in accounting guidance, including the implementation guidelines and interpretations;
•	maintenance of valuation allowances on deferred tax assets and the impacts thereof;
•	internal controls including those over tariffs;
•	stock price volatility; and
•	anti-takeover provisions.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these and other additional risks and uncertainties is contained in the Company's other reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2018.

Non-GAAP and Other Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses the following non-GAAP financial measures: (i) Adjusted SG&A; (ii) Adjusted Operating (Loss) Income; and (iii) Adjusted Operating Margin. These non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. These supplemental measures may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measures are presented because management uses these non-GAAP financial measures to evaluate the Company’s operating performance and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance, which include regulatory and legal settlements and associated legal and operating costs, changes in antidumping and countervailing duties, as such items are outside the control of the Company or are due to their inherent unusual, non-operating, unpredictable, non-recurring or non-cash nature.

For further information contact:

Lumber Liquidators Investor Relations

ir@lumberliquidators.com

Tel: 757.566.7512

(Tables Follow)

Lumber Liquidators Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2019	2018
Assets
Current Assets:
Cash and Cash Equivalents	$17,090	$11,565
Merchandise Inventories	299,886	318,272
Prepaid Expenses	9,255	6,299
Deposit for Legal Settlement	21,500	21,500
Other Current Assets	9,733	8,667
Total Current Assets	357,464	366,303
Property and Equipment, net	92,049	93,689
Operating Lease Right-of-Use	110,974	—
Goodwill	9,693	9,693
Other Assets	6,226	5,832
Total Assets	$576,406	$475,517

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable	$55,943	$73,412
Customer Deposits and Store Credits	47,633	40,332
Accrued Compensation	7,575	9,265
Sales and Income Tax Liabilities	5,841	4,200
Accrual for Legal Matters and Settlements Current	97,475	97,625
Operating Lease Liabilities - Current	30,207	—
Other Current Liabilities	19,425	17,290
Total Current Liabilities	264,099	242,124
Other Long-Term Liabilities	12,833	20,203
Operating Lease Liabilities - Long-Term	88,330	—
Deferred Tax Liability	828	792
Credit Agreement	67,000	65,000
Total Liabilities	433,090	328,119

Stockholders’ Equity:
Common Stock ($0.001 par value; 35,000 shares authorized; 31,661 and 31,578 shares issued and 28,682 and 28,627 shares outstanding, respectively)	32	32
Treasury Stock, at cost (2,979 and 2,951 shares, respectively)	(142,157)	(141,828)
Additional Capital	214,798	213,744
Retained Earnings	71,911	76,835
Accumulated Other Comprehensive Loss	(1,268)	(1,385)
Total Stockholders’ Equity	143,316	147,398
Total Liabilities and Stockholders’ Equity	$576,406	$475,517

Lumber Liquidators Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Net Sales
Net Merchandise Sales	$237,899	$236,492
Net Services Sales	28,321	25,280
Total Net Sales	266,220	261,772
Cost of Sales
Cost of Merchandise Sold	151,425	148,383
Cost of Services Sold	21,184	18,417
Total Cost of Sales	172,609	166,800
Gross Profit	93,611	94,972
Selling, General and Administrative Expenses	97,032	96,418
Operating Loss	(3,421)	(1,446)
Other Expense	1,290	321
Loss Before Income Taxes	(4,711)	(1,767)
Income Tax Expense	213	205
Net Loss	$(4,924)	$(1,972)
Net Loss per Common Share—Basic	$(0.17)	$(0.07)
Net Loss per Common Share—Diluted	$(0.17)	$(0.07)
Weighted Average Common Shares Outstanding:
Basic	28,646	28,508
Diluted	28,646	28,508

Lumber Liquidators Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018

Cash Flows from Operating Activities:
Net Loss	$(4,924)	$(1,972)
Adjustments to Reconcile Net Loss:
Depreciation and Amortization	4,312	4,723
Stock-Based Compensation Expense	1,033	858
Loss on Disposal of Fixed Assets	53	7
Changes in Operating Assets and Liabilities:
Merchandise Inventories	17,275	(14,483)
Accounts Payable	(16,932)	(7,079)
Customer Deposits and Store Credits	7,426	5,062
Prepaid Expenses and Other Current Assets	(4,059)	(1,090)
Accrual for Legal Matters and Settlements	350	250
Other Assets and Liabilities	1,943	(1,157)
Net Cash Provided by (Used in) Operating Activities	6,477	(14,881)

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(3,247)	(3,048)
Other Investing Activities	17	6
Net Cash Used in Investing Activities	(3,230)	(3,042)

Cash Flows from Financing Activities:
Borrowings on Credit Agreement	13,000	15,000
Payments on Credit Agreement	(11,000)	(4,000)
Other Financing Activities	(727)	(891)
Net Cash Provided by Financing Activities	1,273	10,109
Effect of Exchange Rates on Cash and Cash Equivalents	1,005	482
Net Increase (Decrease) in Cash and Cash Equivalents	5,525	(7,332)
Cash and Cash Equivalents, Beginning of Year	11,565	19,938
Cash and Cash Equivalents, End of Year	$17,090	$12,606

Lumber Liquidators Holdings, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except percentages)

Items impacting SG&A with comparisons to the prior-year period includes:

	Three Months Ended March 31,
	2019	2018
	(dollars in thousands)
SG&A, as reported (GAAP)	$97,032	$96,418

Accrual for Legal Matters and Settlements [1]	(175)	250
Legal and Professional Fees [2]	1,978	3,067
Sub-Total Items above	1,803	3,317

Adjusted SG&A (a non-GAAP measure)	$95,229	$93,101

[1]	This amount represents the charge to earnings for certain Related Laminate Matters, which is described more fully in Note 8 to the condensed consolidated financial statements.
[2]	Represents charges to earnings related to our defense of certain significant legal actions during the period. This does not include all legal costs incurred by the Company.

Items impacting operating loss and operating margin with comparisons to the prior-year period includes:

	Three Months Ended March 31,
	2019		2018
	(dollars in thousands)
	$	% of Sales	$	% of Sales
Operating Loss, as reported (GAAP)	$(3,421)	(1.3)%	$(1,446)	(0.6)%

SG&A Items:
Accrual for Legal Matters and Settlements [1]	(175)	0.1%	250	0.1%
Legal and Professional Fees [2]	1,978	1.0%	3,067	1.2%
SG&A Subtotal	1,803	1.1%	3,317	1.3%

Adjusted Operating (Loss) Income (a non-GAAP measure)	$(1,618)	(0.2)%	$1,871	0.7%

[1,2]	See the SG&A section above for more detailed explanations of these individual items.